Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 o: (650) 493-9300 f: (650) 493-6811

March 1, 2022
eHealth, Inc.
2625 Augustine Drive, Second Floor
Santa Clara, California 95054
Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
At your request, we have examined the Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-257751) (as amended, the “Registration Statement”), filed by eHealth, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below).
The Registration Statement relates to the proposed offer and sale by the selling stockholder (the “Selling Stockholder”), from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), of up to an aggregate of 3,019,360 shares of the Company’s common stock, $0.001 par value per share (the “Securities”).
The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements.
We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (d) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) that a Prospectus Supplement, to the extent necessary, will have been filed with the Commission describing the Securities offered thereby; (f) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (g) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Selling Stockholder and the other parties thereto; and (h) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.
Based on such examination, we are of the opinion that with respect to the Securities, when issued to the holders of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), upon conversion of the Series A Preferred Stock in accordance with the terms of the Company’s Certificate of Designations of Series A Preferred Stock, as filed with the Secretary of State of
AUSTIN BEIJING BOSTON BRUSSELS HONG KONG LONDON LOS ANGELES NEW YORK PALO ALTO
SAN DIEGO SAN FRANCISCO SEATTLE SHANGHAI WASHINGTON, DC WILMINGTON, DE

eHealth, Inc.
March 1, 2022

the State of Delaware on April 30, 2021, the Securities will be duly authorized, validly issued, fully paid and nonassessable.
We express no opinion as to the laws of any other jurisdiction, other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.
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eHealth, Inc.
March 1, 2022

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.